Exhibit 99.1
ENDO REPORTS FOURTH-QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

•	Fourth-quarter 2018 revenues increased 2 percent to $786 million

•	Fourth-quarter 2018 Sterile Injectables revenues increased 32 percent to $259 million

•	Fourth-quarter 2018 XIAFLEX® franchise revenues increased 30 percent to $80 million

•	Company expects 2019 revenues to range between $2.76 billion and $2.96 billion and 2019 adjusted EBITDA between $1.24 billion and $1.34 billion
DUBLIN, February 28, 2019 -- Endo International plc (NASDAQ: ENDP) today reported fourth-quarter 2018 financial results, including:

•	Revenues of $786 million, an increase of 2 percent compared to fourth-quarter 2017 revenues of $769 million; revenues increased 5 percent compared to third-quarter 2018.

•	Reported net loss from continuing operations of $265 million compared to fourth-quarter 2017 reported net loss from continuing operations of $272 million.

•	Reported diluted loss per share from continuing operations of $1.18 compared to fourth-quarter 2017 reported diluted loss per share from continuing operations of $1.22.

•	Adjusted income from continuing operations of $175 million compared to fourth-quarter 2017 adjusted income from continuing operations of $174 million.

•	Adjusted diluted EPS from continuing operations of $0.75 compared to fourth-quarter 2017 adjusted diluted EPS from continuing operations of $0.77.

•	Adjusted EBITDA of $344 million compared to fourth-quarter 2017 adjusted EBITDA of $327 million.
"We are pleased to report both revenue and adjusted EBITDA growth during the fourth quarter. This resulted from continued dedicated operational execution and strategic focus, and concluded a full year of strong performance. The fourth quarter's performance was driven by double-digit growth in our U.S. Branded - Sterile Injectables segment and in the Specialty Products portfolio of our U.S. Branded - Specialty & Established Pharmaceuticals segment," said Paul Campanelli, President and Chief Executive Officer of Endo. "We expect to further enhance our capabilities in these core growth areas as well as in the development of high-barrier generic products and we expect 2019 to be a critical transitional year as we progress to the next phase of our multi-year turnaround plan."

FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Total Revenues	$786,389	$768,640	2%	$2,947,078	$3,468,858	(15)%
Reported Loss from Continuing Operations	$(265,479)	$(271,581)	(2)%	$(961,767)	$(1,232,711)	(22)%
Reported Diluted Weighted Average Shares	224,353	223,322	—%	223,960	223,198	—%
Reported Diluted Loss per Share from Continuing Operations	$(1.18)	$(1.22)	(3)%	$(4.29)	$(5.52)	(22)%
Adjusted Income from Continuing Operations	$175,383	$173,863	1%	$663,206	$860,361	(23)%
Adjusted Diluted Weighted Average Shares[1]	232,958	224,577	4%	229,386	223,978	2%
Adjusted Diluted EPS from Continuing Operations	$0.75	$0.77	(3)%	$2.89	$3.84	(25)%
__________

(1)
Diluted per share data is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

CONSOLIDATED RESULTS
Total revenues were $786 million in fourth-quarter 2018 compared to $769 million during the same period in 2017. This increase was primarily attributable to continued strong growth in the U.S. Branded - Sterile Injectables segment and the Specialty Products portfolio of our U.S. Branded - Specialty & Established Pharmaceuticals segment. In addition to the continued strong underlying performance of our core areas of growth, the fourth quarter increase in these areas reflects a benefit from the timing of shipments compared to prior year. These factors were partially offset by competitive pressures in the U.S. Generic Pharmaceuticals segment and the divestiture of the Company's Mexican business, Somar.
GAAP net loss from continuing operations in fourth-quarter 2018 was $265 million compared to GAAP net loss from continuing operations of $272 million during the same period in 2017. This result was primarily attributable to an overall reduction in operating expenses, including the impact of lower litigation-related charges and research and development expenses, partially offset by higher asset impairment charges. GAAP diluted net loss per share from continuing operations in fourth-quarter 2018 was $1.18 compared to GAAP diluted net loss per share from continuing operations of $1.22 in fourth-quarter 2017.
Adjusted income from continuing operations in fourth-quarter 2018 was $175 million compared to $174 million in fourth-quarter 2017. Adjusted diluted EPS from continuing operations in fourth-quarter 2018 was $0.75 compared to $0.77 in fourth-quarter 2017.

U.S. BRANDED - SPECIALTY & ESTABLISHED PHARMACEUTICALS
The Company reported positive results from two Phase 3 clinical trials of collagenase clostridium histolyticum (or "CCH") for the treatment of cellulite in the buttocks. Trial subjects receiving CCH showed highly statistically significant levels of improvement in the appearance of cellulite with treatment, as measured by the trial's primary endpoint.
Fourth-quarter 2018 U.S. Branded - Specialty & Established Pharmaceuticals results include:

•
Revenues of $230 million compared to $228 million in fourth-quarter 2017; this increase was primarily attributable to continued strong growth of our Specialty Products portfolio, offset by ongoing generic competition in our Established Products portfolio.

•
Specialty Products revenues increased 15 percent to $143 million in fourth-quarter 2018 compared to fourth-quarter 2017, primarily driven by the continued strong performance from XIAFLEX®. Sales of XIAFLEX® increased 30 percent to $80 million compared to fourth-quarter 2017; this increase was primarily attributable to underlying volume growth in both the Peyronie’s Disease and Dupuytren’s Contracture indications and a benefit from the timing of shipments compared to prior year.

U.S. BRANDED - STERILE INJECTABLES
Fourth-quarter 2018 U.S. Branded - Sterile Injectables revenues were $259 million, an increase of 32 percent compared to fourth-quarter 2017. This increase was primarily attributable to the continued strong growth of ADRENALIN® and VASOSTRICT® and a benefit from timing of shipments compared to prior year.
U.S. GENERIC PHARMACEUTICALS
During fourth-quarter 2018, the U.S. Generic Pharmaceuticals segment launched three products. Fourth-quarter 2018 U.S. Generic Pharmaceuticals revenues were $264 million compared to $303 million in fourth-quarter 2017. This performance was primarily attributable to competitive pressures in the generics business.
INTERNATIONAL PHARMACEUTICALS
Fourth-quarter 2018 International Pharmaceuticals revenues were $34 million, compared to $41 million in the same period in 2017. This performance is primarily attributable to the Somar divestiture in the fourth-quarter of 2017.

2019 FINANCIAL GUIDANCE
For the twelve months ending December 31, 2019, at current exchange rates, Endo is providing guidance on revenue, adjusted diluted EPS from continuing operations and adjusted EBITDA from continuing operations. The Company estimates:

•	Total revenues to be between $2.76 billion and $2.96 billion;

•	Adjusted diluted EPS from continuing operations to be between $2.00 and $2.25; and

•	Adjusted EBITDA from continuing operations to be between $1.24 billion and $1.34 billion.
The Company’s 2019 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 65.0% to 66.0%;

•	Adjusted operating expenses as a percentage of revenues of approximately 24.5% to 25.0%;

•	Adjusted interest expense of approximately $550 million to $560 million;

•	Adjusted effective tax rate of approximately 17.5% to 18.5%;

•	Adjusted diluted weighted average shares outstanding of approximately 234 million; and

•	Revenue, Adjusted EBITDA, and Adjusted Diluted EPS weighted more towards the second half of 2019
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of December 31, 2018, the Company had $1.1 billion in unrestricted cash; debt of $8.3 billion; net debt of approximately $7.1 billion and a net debt to adjusted EBITDA ratio of 5.2.
Fourth-quarter 2018 cash provided by operating activities was $70 million, compared to $132 million of net cash provided by operating activities during fourth quarter 2017.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release today at 7:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 8771989. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from February 28, 2019 at 10:30 a.m. ET until 10:30 a.m. ET on March 3, 2019 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 8771989.

A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total Revenues for the three and twelve months ended December 31, 2018 and 2017 (dollars in thousands):

	Three Months Ended December 31,		Percent Growth	Year Ended December 31,		Percent Growth
	2018	2017		2018	2017
U.S. Branded - Specialty & Established Pharmaceuticals:
Specialty Products:
XIAFLEX®	$79,783	$61,265	30%	$264,638	$213,378	24%
SUPPRELIN® LA	20,759	22,743	(9)%	81,707	86,211	(5)%
Other Specialty (1)	42,405	39,977	6%	156,607	153,384	2%
Total Specialty Products	$142,947	$123,985	15%	$502,952	$452,973	11%
Established Products:
PERCOCET®	$29,362	$32,048	(8)%	$122,901	$125,231	(2)%
VOLTAREN® Gel	13,515	15,134	(11)%	57,700	68,780	(16)%
OPANA® ER	—	1,770	(100)%	—	83,826	(100)%
Other Established (2)	44,036	55,438	(21)%	179,279	226,715	(21)%
Total Established Products	$86,913	$104,390	(17)%	$359,880	$504,552	(29)%
Total U.S. Branded - Specialty & Established Pharmaceuticals (3)	$229,860	$228,375	1%	$862,832	$957,525	(10)%
U.S. Branded - Sterile Injectables:
VASOSTRICT®	$121,380	$99,260	22%	$453,767	$399,909	13%
ADRENALIN®	41,631	26,059	60%	143,489	76,523	88%
Ertapenem for injection	31,870	—	NM	57,668	—	NM
Other Sterile Injectables (4)	63,838	70,787	(10)%	274,642	274,039	—%
Total U.S. Branded - Sterile Injectables (3)	$258,719	$196,106	32%	$929,566	$750,471	24%
Total U.S. Generic Pharmaceuticals	$263,770	$302,946	(13)%	$1,012,215	$1,530,530	(34)%
Total International Pharmaceuticals	$34,040	$41,213	(17)%	$142,465	$230,332	(38)%
Total Revenues	$786,389	$768,640	2%	$2,947,078	$3,468,858	(15)%
__________

(1)	Products included within Other Specialty include NASCOBAL® Nasal Spray, TESTOPEL® and AVEED®.

(2)	Products included within Other Established include, but are not limited to, LIDODERM®, FORTESTA® Gel, EDEX® and TESTIM® including the authorized generics of TESTIM® and FORTESTA® Gel.

(3)
Individual products presented above represent the top two performing products in each product category and/or any product having revenues in excess of $100 million during any of the years ended December 31, 2018, 2017 and 2016 or $25 million during any quarterly period in 2018.

(4)	Products included within Other Sterile Injectables include, but are not limited to, APLISOL® and ephedrine sulfate injection.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and twelve months ended December 31, 2018 and 2017 (in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
TOTAL REVENUES	$786,389	$768,640	$2,947,078	$3,468,858
COSTS AND EXPENSES:
Cost of revenues	433,214	505,645	1,631,682	2,228,530
Selling, general and administrative	167,422	161,199	646,037	629,874
Research and development	25,395	48,545	185,826	172,067
Litigation-related and other contingencies, net	(1,561)	200,006	13,809	185,990
Asset impairment charges	303,539	130,446	916,939	1,154,376
Acquisition-related and integration items	8,630	26,375	21,914	58,086
OPERATING LOSS FROM CONTINUING OPERATIONS	$(150,250)	$(303,576)	$(469,129)	$(960,065)
INTEREST EXPENSE, NET	135,760	126,961	521,656	488,228
LOSS ON EXTINGUISHMENT OF DEBT	—	—	—	51,734
OTHER INCOME, NET	(18,737)	(6,180)	(51,953)	(17,023)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(267,273)	$(424,357)	$(938,832)	$(1,483,004)
INCOME TAX (BENEFIT) EXPENSE	(1,794)	(152,776)	22,935	(250,293)
LOSS FROM CONTINUING OPERATIONS	$(265,479)	$(271,581)	$(961,767)	$(1,232,711)
DISCONTINUED OPERATIONS, NET OF TAX	(26,429)	(96,836)	(69,702)	(802,722)
NET LOSS	$(291,908)	$(368,417)	$(1,031,469)	$(2,035,433)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(1.18)	$(1.22)	$(4.29)	$(5.52)
Discontinued operations	(0.12)	(0.43)	(0.32)	(3.60)
Basic	$(1.30)	$(1.65)	$(4.61)	$(9.12)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(1.18)	$(1.22)	$(4.29)	$(5.52)
Discontinued operations	(0.12)	(0.43)	(0.32)	(3.60)
Diluted	$(1.30)	$(1.65)	$(4.61)	$(9.12)
WEIGHTED AVERAGE SHARES:
Basic	224,353	223,322	223,960	223,198
Diluted	224,353	223,322	223,960	223,198

The following table presents unaudited Condensed Consolidated Balance Sheet data at December 31, 2018 and December 31, 2017 (in thousands):

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,149,113	$986,605
Restricted cash and cash equivalents	305,368	320,453
Accounts receivable	470,570	517,436
Inventories, net	322,179	391,437
Other current assets	95,920	55,146
Total current assets	$2,343,150	$2,271,077
TOTAL NON-CURRENT ASSETS	7,789,243	9,364,503
TOTAL ASSETS	$10,132,393	$11,635,580
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,914,285	$2,184,618
Other current liabilities	35,811	36,291
Total current liabilities	$1,950,096	$2,220,909
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,224,269	8,242,032
OTHER LIABILITIES	456,311	687,759
SHAREHOLDERS' (DEFICIT) EQUITY	(498,283)	484,880
TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY	$10,132,393	$11,635,580

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the years ended December 31, 2018 and 2017 (in thousands):

	Year Ended December 31,
	2018	2017
OPERATING ACTIVITIES:
Net loss	$(1,031,469)	$(2,035,433)
Adjustments to reconcile Net loss to Net cash provided by operating activities:
Depreciation and amortization	723,707	983,765
Asset impairment charges	916,939	1,154,376
Other, including cash payments to claimants from Qualified Settlement Funds	(341,907)	451,277
Net cash provided by operating activities	$267,270	$553,985
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(83,398)	$(125,654)
Proceeds from sale of business and other assets, net	70,369	223,237
Other	(4,871)	7,000
Net cash (used in) provided by investing activities	$(17,900)	$104,583
FINANCING ACTIVITIES:
Payments on borrowings, net	$(39,372)	$(22,105)
Other	(42,200)	(144,888)
Net cash used in financing activities	$(81,572)	$(166,993)
Effect of foreign exchange rate	(1,975)	2,515
Movement in cash held for sale	—	11,744
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$165,823	$505,834
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,311,014	805,180
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,476,837	$1,311,014

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of our non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three and twelve months ended December 31, 2018 and 2017 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net loss (GAAP)	$(291,908)	$(368,417)	$(1,031,469)	$(2,035,433)
Income tax (benefit) expense	(1,794)	(152,776)	22,935	(250,293)
Interest expense, net	135,760	126,961	521,656	488,228
Depreciation and amortization (15)	167,205	177,321	688,530	857,706
EBITDA (non-GAAP)	$9,263	$(216,911)	$201,652	$(939,792)

Inventory step-up and other cost savings (2)	$—	$109	$261	$390
Upfront and milestone-related payments (3)	2,081	2,531	45,108	9,483
Inventory reserve increase from restructuring (4)	150	5,779	2,947	13,678
Separation benefits and other restructuring (5)	4,004	78,692	83,348	198,770
Certain litigation-related and other contingencies, net (6)	(1,561)	200,006	13,809	185,990
Asset impairment charges (7)	303,539	130,446	916,939	1,154,376
Acquisition-related and integration costs (8)	451	—	2,004	8,137
Fair value of contingent consideration (9)	8,179	26,375	19,910	49,949
Loss on extinguishment of debt (10)	—	—	—	51,734
Share-based compensation	10,349	9,897	54,071	50,149
Other income, net (16)	(18,737)	(6,180)	(51,953)	(17,023)
Other adjustments	38	(151)	(737)	(226)
Discontinued operations, net of tax (13)	26,429	96,836	69,702	802,722
Adjusted EBITDA (non-GAAP)	$344,185	$327,429	$1,357,061	$1,568,337

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of our Loss from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three and twelve months ended December 31, 2018 and 2017 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Loss from continuing operations (GAAP)	$(265,479)	$(271,581)	$(961,767)	$(1,232,711)
Non-GAAP adjustments:
Amortization of intangible assets (1)	150,677	158,276	622,339	773,766
Inventory step-up and other cost savings (2)	—	109	261	390
Upfront and milestone-related payments (3)	2,081	2,531	45,108	9,483
Inventory reserve increase from restructuring (4)	150	5,779	2,947	13,678
Separation benefits and other restructuring (5)	4,004	78,692	83,348	198,770
Certain litigation-related and other contingencies, net (6)	(1,561)	200,006	13,809	185,990
Asset impairment charges (7)	303,539	130,446	916,939	1,154,376
Acquisition-related and integration costs (8)	451	—	2,004	8,137
Fair value of contingent consideration (9)	8,179	26,375	19,910	49,949
Loss on extinguishment of debt (10)	—	—	—	51,734
Other (11)	(19,034)	(7,487)	(48,942)	(8,620)
Tax adjustments (12)	(7,624)	(149,283)	(32,750)	(344,581)
Adjusted income from continuing operations (non-GAAP)	$175,383	$173,863	$663,206	$860,361

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and twelve months ended December 31, 2018 and 2017 (in thousands, except per share data):

Three Months Ended December 31, 2018
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$786,389	$433,214	$353,175	44.9%	$503,425	64.0%	$(150,250)	(19.1)%	$117,023	$(267,273)	$(1,794)	0.7%	$(265,479)	$(26,429)	$(291,908)	$(1.18)
Items impacting comparability:
Amortization of intangible assets (1)	—	(150,677)	150,677		—		150,677		—	150,677	—		150,677	—	150,677	0.66
Upfront and milestone-related payments (3)	—	(741)	741		(1,340)		2,081		—	2,081	—		2,081	—	2,081	0.01
Inventory reserve increase from restructuring (4)	—	(150)	150		—		150		—	150	—		150	—	150	—
Separation benefits and other restructuring (5)	—	(30)	30		(3,974)		4,004		—	4,004	—		4,004	—	4,004	0.02
Certain litigation-related and other contingencies, net (6)	—	—	—		1,561		(1,561)		—	(1,561)	—		(1,561)	—	(1,561)	(0.01)
Asset impairment charges (7)	—	—	—		(303,539)		303,539		—	303,539	—		303,539	—	303,539	1.34
Acquisition-related and integration costs (8)	—	—	—		(451)		451		—	451	—		451	—	451	—
Fair value of contingent consideration (9)	—	—	—		(8,179)		8,179		—	8,179	—		8,179	—	8,179	0.04
Other (11)	—	—	—		—		—		19,034	(19,034)	—		(19,034)	—	(19,034)	(0.09)
Tax adjustments (12)	—	—	—		—		—		—	—	7,624		(7,624)	—	(7,624)	(0.04)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	26,429	26,429	—
After considering items (non-GAAP)	$786,389	$281,616	$504,773	64.2%	$187,503	23.8%	$317,270	40.3%	$136,057	$181,213	$5,830	3.2%	$175,383	$—	$175,383	$0.75

Three Months Ended December 31, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax benefit	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$768,640	$505,645	$262,995	34.2%	$566,571	73.7%	$(303,576)	(39.5)%	$120,781	$(424,357)	$(152,776)	36.0%	$(271,581)	$(96,836)	$(368,417)	$(1.22)
Items impacting comparability:
Amortization of intangible assets (1)	—	(158,276)	158,276		—		158,276		—	158,276	—		158,276	—	158,276	0.70
Inventory step-up and other cost savings (2)	—	(109)	109		—		109		—	109	—		109	—	109	—
Upfront and milestone-related payments (3)	—	(712)	712		(1,819)		2,531		—	2,531	—		2,531	—	2,531	0.01
Inventory reserve increase from restructuring (4)	—	(5,779)	5,779		—		5,779		—	5,779	—		5,779	—	5,779	0.03
Separation benefits and other restructuring (5)	—	(76,764)	76,764		(1,928)		78,692		—	78,692	—		78,692	—	78,692	0.35
Certain litigation-related and other contingencies, net (6)	—	—	—		(200,006)		200,006		—	200,006	—		200,006	—	200,006	0.90
Asset impairment charges (7)	—	—	—		(130,446)		130,446		—	130,446	—		130,446	—	130,446	0.58
Fair value of contingent consideration (9)	—	—	—		(26,375)		26,375		—	26,375	—		26,375	—	26,375	0.12
Other (11)	—	—	—		—		—		7,487	(7,487)	—		(7,487)	—	(7,487)	(0.03)
Tax adjustments (12)	—	—	—		—		—		—	—	149,283		(149,283)	—	(149,283)	(0.67)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	96,836	96,836	—
After considering items (non-GAAP)	$768,640	$264,005	$504,635	65.7%	$205,997	26.8%	$298,638	38.9%	$128,268	$170,370	$(3,493)	(2.1)%	$173,863	$—	$173,863	$0.77

Year Ended December 31, 2018
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$2,947,078	$1,631,682	$1,315,396	44.6%	$1,784,525	60.6%	$(469,129)	(15.9)%	$469,703	$(938,832)	$22,935	(2.4)%	$(961,767)	$(69,702)	$(1,031,469)	$(4.29)
Items impacting comparability:
Amortization of intangible assets (1)	—	(622,339)	622,339		—		622,339		—	622,339	—		622,339	—	622,339	2.77
Inventory step-up and other cost savings (2)	—	(261)	261		—		261		—	261	—		261	—	261	—
Upfront and milestone-related payments (3)	—	(2,836)	2,836		(42,272)		45,108		—	45,108	—		45,108	—	45,108	0.19
Inventory reserve increase from restructuring (4)	—	(2,947)	2,947		—		2,947		—	2,947	—		2,947	—	2,947	0.01
Separation benefits and other restructuring (5)	—	(57,487)	57,487		(25,861)		83,348		—	83,348	—		83,348	—	83,348	0.36
Certain litigation-related and other contingencies, net (6)	—	—	—		(13,809)		13,809		—	13,809	—		13,809	—	13,809	0.06
Asset impairment charges (7)	—	—	—		(916,939)		916,939		—	916,939	—		916,939	—	916,939	4.08
Acquisition-related and integration costs (8)	—	—	—		(2,004)		2,004		—	2,004	—		2,004	—	2,004	0.01
Fair value of contingent consideration (9)	—	—	—		(19,910)		19,910		—	19,910	—		19,910	—	19,910	0.09
Other (11)	—	—	—		630		(630)		48,312	(48,942)	—		(48,942)	—	(48,942)	(0.23)
Tax adjustments (12)	—	—	—		—		—		—	—	32,750		(32,750)	—	(32,750)	(0.16)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	69,702	69,702	—
After considering items (non-GAAP)	$2,947,078	$945,812	$2,001,266	67.9%	$764,360	25.9%	$1,236,906	42.0%	$518,015	$718,891	$55,685	7.7%	$663,206	$—	$663,206	$2.89

Year Ended December 31, 2017
	Total revenues	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (14)
Reported (GAAP)	$3,468,858	$2,228,530	$1,240,328	35.8%	$2,200,393	63.4%	$(960,065)	(27.7)%	$522,939	$(1,483,004)	$(250,293)	16.9%	$(1,232,711)	$(802,722)	$(2,035,433)	$(5.52)
Items impacting comparability:
Amortization of intangible assets (1)	—	(773,766)	773,766		—		773,766		—	773,766	—		773,766	—	773,766	3.47
Inventory step-up and other cost savings (2)	—	(390)	390		—		390		—	390	—		390	—	390	—
Upfront and milestone-related payments (3)	—	(2,751)	2,751		(6,732)		9,483		—	9,483	—		9,483	—	9,483	0.04
Inventory reserve increase from restructuring (4)	—	(13,678)	13,678		—		13,678		—	13,678	—		13,678	—	13,678	0.06
Separation benefits and other restructuring (5)	—	(162,131)	162,131		(36,639)		198,770		—	198,770	—		198,770	—	198,770	0.89
Certain litigation-related and other contingencies, net (6)	—	—	—		(185,990)		185,990		—	185,990	—		185,990	—	185,990	0.83
Asset impairment charges (7)	—	—	—		(1,154,376)		1,154,376		—	1,154,376	—		1,154,376	—	1,154,376	5.17
Acquisition-related and integration costs (8)	—	—	—		(8,137)		8,137		—	8,137	—		8,137	—	8,137	0.04
Fair value of contingent consideration (9)	—	—	—		(49,949)		49,949		—	49,949	—		49,949	—	49,949	0.22
Loss on extinguishment of debt (10)	—	—	—		—		—		(51,734)	51,734	—		51,734	—	51,734	0.23
Other (11)	—	—	—		—		—		8,620	(8,620)	—		(8,620)	—	(8,620)	(0.04)
Tax adjustments (12)	—	—	—		—		—		—	—	344,581		(344,581)	—	(344,581)	(1.54)
Exclude discontinued operations, net of tax (13)	—	—	—		—		—		—	—	—		—	802,722	802,722	—
After considering items (non-GAAP)	$3,468,858	$1,275,814	$2,193,044	63.2%	$758,570	21.9%	$1,434,474	41.4%	$479,825	$954,649	$94,288	9.9%	$860,361	$—	$860,361	$3.84

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three and twelve months ended December 31, 2018 and 2017 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Amortization of intangible assets excluding fair value step-up from contingent consideration	$141,917	$148,120	$587,932	$733,145
Amortization of intangible assets related to fair value step-up from contingent consideration	8,760	10,156	34,407	40,621
Total	$150,677	$158,276	$622,339	$773,766

(2)	To exclude adjustments for inventory step-up.

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended December 31,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$741	$—	$712	$—
Development-based	—	1,340	—	1,819
Total	$741	$1,340	$712	$1,819

	Year Ended December 31,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$2,836	$—	$2,751	$—
Development-based	—	42,272	—	6,732
Total	$2,836	$42,272	$2,751	$6,732

(4)	To exclude charges reflecting adjustments to excess inventory reserves related to our various restructuring initiatives.

(5)	Adjustments for separation benefits and other restructuring included the following (in thousands):

	Three Months Ended December 31,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$17	$(986)	$10,087	$1,622
Accelerated depreciation and product discontinuation charges	—	—	63,508	—
Other	13	4,960	3,169	306
Total	$30	$3,974	$76,764	$1,928

	Year Ended December 31,
	2018		2017
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$15,496	$16,229	$31,892	$21,161
Accelerated depreciation and product discontinuation charges	35,177	—	123,313	398
Other	6,814	9,632	6,926	15,080
Total	$57,487	$25,861	$162,131	$36,639

(6)	To exclude litigation-related settlement charges and certain settlements proceeds related to suits filed by our subsidiaries.

(7)	Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Goodwill impairment charges	$289,000	$—	$680,000	$288,745
Other intangible asset impairment charges	12,842	125,778	230,418	799,955
Property, plant and equipment impairment charges	1,697	4,668	6,521	65,676
Total asset impairment charges	$303,539	$130,446	$916,939	$1,154,376

(8)	Adjustments for acquisition and integration items primarily relate to various acquisitions.

(9)
To exclude the impact of changes in the fair value of contingent consideration resulting from changes to our estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of, and extent to which we will incur related contingent obligations.

(10)	To exclude the loss on the extinguishment of debt associated with our April 2017 refinancing.

(11)	Other adjustments included the following (in thousands):

	Three Months Ended December 31,
	2018		2017
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(3,926)	$—	$1,519
(Gain) loss on sale of business and other assets	—	(15,513)	—	(8,931)
Other miscellaneous	—	405	—	(75)
Total	$—	$(19,034)	$—	$(7,487)

	Year Ended December 31,
	2018		2017
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(5,486)	$—	$(1,403)
(Gain) loss on sale of business and other assets	—	(39,527)	—	(8,931)
Other miscellaneous	(630)	(3,299)	—	1,714
Total	$(630)	$(48,312)	$—	$(8,620)

(12)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(13)	To exclude the results of the businesses reported as discontinued operations, net of tax.

(14)	Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP EPS	224,353	223,322	223,960	223,198
Non-GAAP EPS	232,958	224,577	229,386	223,978

(15)
Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Separation benefits and other restructuring.

(16)	To exclude Other income, net per the Consolidated Statement of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of our Net loss (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended December 31, 2018 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended December 31, 2018
Net loss (GAAP)	$(1,031,469)
Income tax expense	22,935
Interest expense, net	521,656
Depreciation and amortization (15)	688,530
EBITDA (non-GAAP)	$201,652

Inventory step-up and other cost savings	$261
Upfront and milestone-related payments	45,108
Inventory reserve increase from restructuring	2,947
Separation benefits and other restructuring	83,348
Certain litigation-related and other contingencies, net	13,809
Asset impairment charges	916,939
Acquisition-related and integration costs	2,004
Fair value of contingent consideration	19,910
Loss on extinguishment of debt	—
Share-based compensation	54,071
Other income, net	(51,953)
Other adjustments	(737)
Discontinued operations, net of tax	69,702
Adjusted EBITDA (non-GAAP)	$1,357,061

Calculation of Net Debt:
Debt	$8,258,419
Cash (excluding Restricted Cash)	1,149,113
Net Debt (non-GAAP)	$7,109,306

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.2

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
See Endo's Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, timing, closing and expected benefits and value from any acquisition, expected growth and regulatory approvals, together with Endo’s earnings per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; unfavorable publicity regarding the misuse of opioids; timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845)-364-4833
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